BNY FINANCIAL CORPORATION

                           SECOND AMENDED AND RESTATED
                               FACTORING AGREEMENT


                                                                  March 12, 1999


SIGNAL APPAREL COMPANY, INC.
200-A Manufacturers Road
Chattanooga, Tennessee 37405

     We are pleased that you have chosen us to act as your sole factor, effective as of May 23, 1991 (the "Effective Date"). We are also pleased that you have entered into a Revolving Credit, Term Loan and Security Agreement with us as Agent ("Agent") for certain lenders ("Lenders") parties thereto from time to time dated March 12, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Credit Agreement Lenders shall make loans and Advances to you subject to the terms and provisions thereof. Capitalized terms used and not otherwise defined herein, shall have their respective meanings as set forth in the Credit Agreement.

     This agreement states the terms and conditions upon which we shall act as your sole factor.

     1.   COVERED SALES; SECURITY INTEREST

     (a) You hereby assign and sell to us, as absolute owner, and we hereby purchase from you, all Receivables, created on, prior to, on, or after the Effective Date, which arise from your sale of merchandise or rendition of services. Our purchase of and acquisition of title to each Receivable will be effective as of the date of its creation and will be entered on our books when you furnish us with a copy of the respective invoice.

     (b) You hereby grant to us a continuing security interest in all of your present and future Receivables as security for all Obligations.

     2.   CUSTOMER CREDIT APPROVAL

     You shall submit to us the principal terms of each of your customers' orders for our written credit approval. We may, in our discretion, approve in writing all or a portion of your customers' orders, either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a proposed purchase order submitted by you. No credit approval shall be effective (a) unless in writing; (b) unless the goods are shipped or the services rendered within the time specified in our written credit approval or within forty-five (45) days after the approval is given, if no time is specified; and (c) unless the assignment of the invoice evidencing the applicable Receivable is received by us within five
(5) business  days from the date of such  invoice.  Upon the earlier to occur of
(i) the customer has accepted delivery of the goods or performance of the services or (ii) the goods have been deposited by you with a common carrier for delivery to such customer on "f.o.b. point of origin" terms, we shall then have the Credit Risk (but not the risk of non-payment for any other reason), to the extent of the dollar amount specified in the credit approval, on all Receivables evidenced by invoices which arise from orders approved by us in writing except for those Receivables evidenced by invoices less than $150.00 and invoices evidencing charges for samples supplied to your customers. We shall have neither the Credit Risk nor the risk of non-payment for any other reason on Receivables arising from orders not approved by us in writing. We may withdraw our credit approval or withdraw or adjust a credit line at any time before the earlier to occur of (a) your delivery of deposit of the goods with a common carrier on "f.o.b. point of origin", as contemplated above, or (b) rendition of the services, as the case may be.

     3.   PURCHASE PRICE OF RECEIVABLES

     The purchase price of Receivables is the net face amount thereof less our commission. The term "net face amount" means the gross face amount of the invoice, less returns, discounts (which shall be determined by us where optional terms are given), anticipation reductions or any other unilateral deductions taken by customers, and credits, and allowances to customers of any nature. Subject to the Assignment of Factoring Proceeds dated the date hereof among us, Agent and you, the purchase price will be credited to your account on the Settlement Date (as hereinafter described). The Settlement Date for each
Receivable on which we have the Credit Risk and which is not due from a department or chain store shall be four (4) business days after the day on which the Receivable is actually collected by us or becomes one hundred twenty (120) days past due, whichever is earlier. The Settlement Date on all other Receivables shall be four (4) business days after the day on which the Receivable is actually collected by us. We may deduct, from the amount payable to you on any Settlement Date, Reserves for all Obligations then chargeable to your account and Obligations which, in our sole judgment, may be chargeable to your account thereafter.

     4.   ADVANCES; INTEREST; COMMISSIONS; LATE PAYMENT CHARGES

     (a) All advances made to you in respect of the Receivables shall be made solely by the Lenders under and subject to the terms and conditions of the Credit Agreement.

     (b) For our services under this agreement, we shall charge to your account:

          (i) Monthly, as of the 15th day of each month, a commission at the rate of six tenths of one percent (0.6%) of the gross face amount of each invoice evidencing a Receivable

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

     purchased hereunder during such month on terms not exceeding sixty (60) days (including dating), plus an additional one-quarter of one percent (.25%) for each additional thirty (30) days beyond the sixty (60) day period or portion thereof of selling terms. Our commission on any invoice evidencing a Receivable purchased hereunder shall not be less than $5.00; except that, if such invoice is electronically transmitted to us on a transmission system acceptable to us, then our commission for such invoice shall not be less than $2.00.

          (ii) For each Contract Year, you shall be obligated to sell and assign to us a minimum aggregate amount of Receivables ("Minimum") in each Contract Year during which this agreement is in effect, or the part of the last Contract Year during which this agreement is in effect if it is terminated before the end of a Contract Year ("Partial Last Year"). The minimum shall be (1) for the first Contract Year, $100,000,000; (2) for the second Contract Year, $115,000,000, (3) for the third Contract Year, $130,000,000 (4) for the fourth Contract Year, $145,000,000 and (5) for the fifth Contract Year, or any Contract Year thereafter or any Partial Last Year, $160,000,000. If the aggregate amount of Receivables which you actually sell and assign to us in any Contract Year or in any Partial Last Year ("Volume") is less than the Minimum, we shall charge to your account the difference between the commission on the Minimum and the commission on the Volume for that Contract Year or Partial Last Year ("Minimum Volume Charge"). We shall compute the Minimum Volume Charge, if any, on a quarterly basis and charge your account therefor for each quarter in the month following the end of such quarter, or in the month following the effective date of termination of this agreement in the case of a Partial Last Year. If you do not meet the Minimum Volume with respect to any particular quarter within a Contract Year and you therefore pay to us a Minimum Volume Charge for such particular quarter, and in any subsequent quarter in the same Contract Year, your Minimum Volume for which commissions have been paid by you to us under this agreement then exceeds the Minimum applicable to such subsequent quarter, by reason of such Minimum Volume Charge previously paid, you shall then be entitled to receive a rebate from us to your account, to the extent of the lesser of such excess or the Minimum Volume Charges previously paid to us in any such prior quarter of the same Contract Year. Similarly, if for any quarter within a particular Contract Year, the commissions paid to us under this agreement exceed the Minimum applicable to such quarter, and in any subsequent quarter period we otherwise would have been entitled to receive and you would have been responsible for paying to us any Minimum Volume Charge applicable to such subsequent quarter, in calculating the amount of such Minimum Volume Charge payable in such subsequent quarter period you shall be entitled to a credit against the same to the extent of the lesser of such excess or the Minimum Volume Charge that would otherwise then have been due from you to us in relation to such subsequent calendar quarter within the same Contract Year. However, if (a) you terminate this agreement prior to the last day of the fifth or any subsequent Contract Year, or (b) an Event of Default occurs, and if we so elect, and whether or not we then or thereafter exercise any of our rights of termination hereunder (including but not limited to our rights under Paragraph 9(a)(ii)), we may on or at any time after any such termination by you, or the occurrence of such Event of Default compute the Minimum Volume Charge for the period


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

     starting on such occurrence and ending on the next date as of which you may terminate this agreement under Paragraph 9(a)(i) ("Early Termination Minimum Volume Charge") and charge your account an amount equal to fifty percent (50%) of such Early Termination Minimum Volume Charge. For the purpose only of computing such Early Termination Minimum Volume Charge, we may assume that your Volume for the period will be zero, subject, of course, to subsequent adjustment if such Volume in fact is more than zero.

          (iii) Customer late payment charges (computed at the Revolving Interest Rate applicable to Domestic Rate Loans), but only if the charge exceeds Five Dollars ($5.00) and the payment is three (3) business days or more past due, provided, however, that any such customer late payment charge shall not be charged with respect to any Receivable for more than one hundred twenty (120) days.

          (iv) All bank charges for wire transfers.

     5.   MATURED FUNDS

     On the last day of each month, we shall credit your account with interest at the Matured Funds Rate in effect during such month on the average daily balance during such month of any amounts payable by us to you hereunder (as confirmed by us by appropriate credit to your account with us) which are not drawn by you or applied by us on the Settlement Date, while held by us after the Settlement Date.

     6.   CHARGES; BALANCES; RESERVES

     We may charge to your account all Obligations. Unless otherwise specified in this agreement or in the Credit Agreement, all Obligations, including any debit balance in your account, shall be payable on demand. Recourse to security will not be required at any time. All credit balances or other sums at any time standing to your credit and all Reserves on our books, and all of your property in our possession at any time on or in which we have a lien or security interest, may be held and reserved by us as security for all Obligations. We will account to you monthly and each monthly accounting statement will be fully binding on you and will constitute an account stated, unless, within thirty (30) days after such statement is mailed to you or within thirty (30) days after the mailing of any adjustment thereof we may make, you give us specific written notice of exceptions.


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

     7.   REPRESENTATIONS  AND  WARRANTIES;   DISPUTES;  RETURNS;   CHARGEBACKS;
          SUPPLEMENTAL FACTOR

     (a) You warrant and represent that you have good title to the Receivables free of any encumbrance except for Permitted Encumbrances; each Receivable purchased hereunder is a bona fide, enforceable obligation created by the absolute sale and delivery of goods or the rendition of services in the ordinary course of business; your customer is unconditionally obligated to pay at maturity the full amount of each Receivable purchased hereunder without defense, counterclaim or offset, real or alleged; all documents in connection therewith are genuine; and, to the best of your knowledge, the customer will accept the goods or services without alleging any Dispute.

     (b) You further represent and warrant that (i) your address set forth above is that of your chief place of business and chief executive office and the location of all Collateral and of your books and records relating to the Receivables; (ii) by a separate writing you have disclosed to us the locations of all of your other places of business as well as all trade names or styles, trademarks, divisions or other names under which you conduct business (hereinafter collectively defined as, "Trade Names"); and (iii) except after thirty (30) days prior written notice to us of your intention to do so, you will not make any change in your name or corporate structure (whether by merger, reorganization or otherwise) nor make any other change which would have the effect of rendering inaccurate or incomplete the representations contained in this subparagraph (b).

     (c) You shall promptly provide us with duplicate originals of all credits which you issue to your customers and immediately notify us of any merchandise returns or Disputes. You will settle all Disputes at no cost or expense to us; our practice is to allow you a reasonable time to do so. If you so request, provided no Event of Default has occurred and is continuing, you may enforce your rights against any of your customers on any Receivable which is subject to a Dispute if we have charged your account for such Receivable. We will reasonably cooperate with you in such enforcement, but at your sole cost and expenses. Should we so elect, we may at any time in our sole discretion (i) withdraw your authority to issue credits to your customers without our prior written consent; (ii) litigate Disputes or settle them directly with the customers on terms acceptable to us; or (iii) direct you to set aside, identify as our property and procure insurance satisfactory to us on any Retained Goods. All Retained Goods (and the proceeds thereof) shall be (A) held by you in trust for us as our property; and (B) subject to a security interest in our favor as security for the Obligations; and (C) disposed of only in accordance with our express written instructions.

     (d) Our Credit Risk, if any, on a Receivable shall immediately terminate without any action on our part in the event that (i) your customer asserts a Dispute (regardless of merit) as a ground for non-payment of the Receivable or returns or attempts to return the goods represented thereby; or (ii) any warranty as to the Receivable is breached. We may charge to your account at any time the gross face amount of any Receivable purchased hereunder (or portion thereof) on which we do not then have the Credit Risk, together with interest thereon at the Revolving Advance Rate from the due date of such Receivable to the date of chargeback; such action on our part shall not be deemed a reassignment of such Receivable and will not impair our rights thereto or security interest therein, which will continue to be effective until all Obligations are fully satisfied.

     (e) YOU WARRANT THAT YOU WILL NOT GRANT A SECURITY INTEREST IN ANY OF YOUR RECEIVABLES OR IN ANY OF YOUR INVENTORY TO ANYONE EXCEPT US WITHOUT OUR PRIOR WRITTEN CONSENT.

     8.   INVOICING; PAYMENTS; RETURNS

     (a) Each of your invoices and all copies thereof shall bear a notice (in form satisfactory to us) that it is owned by and payable directly and only to us at locations designated by us, and you shall furnish us with duplicate originals of your invoices accompanied by a confirmatory assignment thereof. Your failure to furnish such specific assignments shall not diminish our rights. You shall procure and hold in trust for us and furnish to us at our request satisfactory evidence of each shipment and delivery or rendition of services. Each invoice shall bear the terms stated on the customer's order, as submitted to us, whether or not the order has been approved by us, and no change from the original terms of the order shall be made without our prior written consent. Any such change not so approved by us shall automatically terminate our Credit Risk, if any, on the Receivable arising from your performance of the order. You will hold in trust for us and deliver to us any payments received from your customers in the form received, and hereby irrevocably authorize us to endorse your name on all checks and other forms of payment. Each payment made by a customer shall first be applied to Receivables from that customer, if any, on which we have the Credit Risk, and the balance, if any, of such payment shall be applied to other Receivables due from such customer. You understand that we shall not be liable for any selling expenses, orders, purchases, contracts or taxes of any kind resulting from any of your transactions, and you agree to indemnify us and hold us harmless with respect thereto, which indemnity shall survive termination of this agreement.

     9.   TERMINATION

     (a) This agreement shall remain in full force and effect until the expiration of the Term, unless sooner terminated as set forth below.

          (i) You may terminate this agreement at any time upon ninety (90) days prior written notice to us provided that you simultaneously terminate the Credit Agreement and provided you make payment in full of the Obligations, including, without limitation, the Minimum Volume Charges described in Paragraph 4(b)(ii) above; or

          (ii) Should any Event of Default occur, or should the Credit Agreement be terminated for any reason, or should the Term of and as defined in the Credit Agreement expire, then in any of such events, we may terminate this agreement at any time and without notice.

     (b) Except as otherwise provided in the Credit Agreement, on the effective date of termination of this agreement, all Obligations shall become immediately due and payable in full without further notice or demand. Our rights with respect to Obligations owing to us, or chargeable to your account, arising out of transactions having their inception prior to the effective date of termination, will not be affected by termination. Without limiting the foregoing, all of our security interests and other rights in and to all Collateral shall continue to be operative until such Obligations have been fully and finally satisfied or you have given us an indemnity satisfactory to us.

     10.  DEFINITIONS

     As used herein:

     "Contract Year" shall mean the period of twelve (12) consecutive calendar months commencing on March 12, 1999 and each successive period of twelve (12) consecutive calendar months thereafter.

     "Credit Agreement" shall have the meaning set forth in the introductory paragraph of this agreement.

     "Credit Risk" shall mean the risk of loss resulting solely and exclusively from the financial inability of your customer to pay at maturity a Receivable purchased hereunder.

     "Dispute" shall mean any cause for nonpayment of Receivables, including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence, except for financial inability of your customer to pay a Receivable at maturity.

     "Effective Date" shall mean the date set forth in the introductory paragraph hereto.

     "Matured Funds Rate" shall mean the rate of interest, announced by us from time to time, as the rate applicable to matured funds, such rate to be adjusted automatically on the effective date of any change in such rate as announced by us.

     "Minimum" shall have the meaning set forth in Paragraph 4(b)(ii) hereof.


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

     "Minimum Volume Charge" shall have the meaning set forth in Paragraph 4(b)(ii) hereof.

     "net face amount" shall have the meaning set forth in Paragraph 3 hereof.

     "Obligations" means all amounts of any nature whatsoever, direct or indirect, absolute or contingent, due or to become due, arising or incurred heretofore or hereafter, arising under this agreement or by operation of law, now or hereafter owing by you to us Without limiting the foregoing, Obligations shall include the amounts of all advances, loans, interest, commission, customer late payment charges and bank related charges, costs, fees, expenses, taxes and all Receivables charged or chargeable to your account hereunder.

     "Partial Last Year" shall have the meaning set forth in Paragraph 4(b)(ii) hereof.

     "Receivables" shall mean and include all of your accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to you arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to us hereunder, and the right to use the Trade Names in connection with our rights with respect to goods, the sale of which gave rise to accounts.

     "Reports" shall have the meaning set forth in Paragraph 12(c) hereof.

     "Retained Goods" shall mean returned or repossessed merchandise or other goods which by sale resulted in Receivables theretofore assigned to us.

     "Settlement Date" shall have the meaning set forth in paragraph 3 hereof.

     "Term" shall mean the Effective Date through March 12, 2004, and each renewal year thereafter, subject to acceleration upon the occurrence of an Event of Default or other termination hereunder.

     "Trade Names" shall have the meaning set forth in paragraph 7(b) hereof.

     "Volume" shall have the meaning set forth in Paragraph 4(b)(iii) hereof.


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

     11.  PLACE OF PAYMENT; NEW YORK LAW AND COURT

     (a) All Obligations shall be paid at our office in New York, New York.

     (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS RULES). ALL TERMS USED HEREIN, UNLESS OTHERWISE DEFINED HEREIN, SHALL HAVE THE MEANINGS GIVEN IN THE NEW YORK UNIFORM COMMERCIAL CODE.

     (c) EACH OF US AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN ANY FEDERAL OR STATE COURT OF NEW YORK OR, AT OUR OPTION, IN ANY OTHER COURTS LOCATED ELSEWHERE AS WE MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND YOU SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS. YOU HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS OR PAPERS TO BE ISSUED THEREIN AND HEREBY AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO YOU AT THE ADDRESS APPEARING HEREIN.

     12.  ASSURANCES; WAIVERS; REMEDIES; ETC.

     (a) Our rights and remedies under this agreement will be cumulative and not exclusive of any other right or remedy we may have hereunder, under the Credit Agreement or under the Uniform Commercial Code or otherwise. Without limiting the foregoing, if we exercise our rights as a secured party we may, at any time or times, without demand, advertisement or notice, all of which you hereby waive, sell the Collateral, or any part of it, at public or private sale, for cash, upon credit, or otherwise, at our sole option and discretion, and we may bid or become purchaser at any such sale, free of any right of redemption which you hereby waive. After application of all Collateral to your Obligations as provided in the Credit Agreement, you shall remain liable to us for any deficiency.

     (b) Failure by us to exercise any right, remedy or option under this agreement or delay by us in exercising the same will not operate as a waiver; no waiver by us will be effective unless we confirm it in writing and then only to the extent specifically stated.

     (c) We may charge to your account, when incurred by us, the amount of legal fees (including fees, expenses and costs payable or allocable to attorneys retained or employed by

us) and other costs, fees and expenses incurred by us in connection with this agreement or any amendments or supplements thereof, or in enforcing our rights hereunder or in connection with the litigation of any controversy arising out of this agreement, or in protecting, preserving or perfecting our interest in, any Collateral, including without limitation all taxes assessed or payable with respect to any Collateral, and the costs of all public record filings, appraisals and searches relating to any Collateral. We may also charge to your account our then standard price for furnishing to you or your designees copies of any statements, records, files or other data (collectively "Reports") requested by you or them other than Reports of the kind furnished to you and our other clients on a regular, periodic basis in the ordinary course of our business. We may file Financing Statements under the Uniform Commercial Code without your signature or, if we so elect, sign and file them as your agent.

     (d) We shall have no liability hereunder (i) for any losses or damages (including indirect, special or consequential damages) resulting from our refusal to assume, or delay in assuming, the Credit Risk, or any malfunction, failure or interruption of communication facilities, or labor difficulties, or other causes beyond our control; or (ii) for indirect, special or consequential damages arising from accounting errors with respect to your account with us. Our liability for any default by us hereunder shall be limited to a refund to you of any commission paid by you during the period starting on the occurrence of the default and ending when it is cured or waived, or when this agreement is terminated, whichever is earlier.

     (e) This agreement cannot be changed or terminated orally and is for the benefit of and binding upon the parties and their respective successors and assigns except that you may not assign or transfer any of your rights or obligations under this agreement without our prior written consent, and no such assignment or transfer of any such obligation shall relieve you thereof unless we have consented to such release in writing specifically referring to the obligation from which you are to be released. This agreement, and any concurrent or subsequent written supplements thereto or amendments thereof signed by both of us, represent our entire understanding and supersede all inconsistent agreements and communications, written or oral, between your and our officers, employees, agents and other representatives.

     (f) This agreement shall not be effective unless signed by you below, and signed by us at the place for our acceptance.

     (g) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS

AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (h) This agreement amends, restates, replaces and supersedes in its entirety, without a break in continuity, that certain Amended and Restated
Factoring Agreement between us dated as of October 31, 1997, as heretofore amended, restated, renewed, extended, supplemented, replaced, substituted or otherwise modified.

                                                 Very truly yours,

                                                 BNY FINANCIAL CORPORATION


                                                 By:  /s/ Joseph Grimaldi
                                                    ---------------------------
                                                 Title:  President
                                                      -------------------------

AGREED TO on this 12th day of March, 1999.


                                                 SIGNAL APPAREL COMPANY, INC.


                                                 By:  /s/ Howard Weinberg
                                                    ---------------------------
                                                 Title: Chief Financial Officer
                                                    ---------------------------


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